Exhibit 99.1

PAMT CORP

ANNOUNCES RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2026

AND SHARE REPURCHASE IMPLEMENTATION

First Quarter 2026 Summary Results

●	Total revenues of $141.9 million
●	Operating loss of $0.3 million
●	Operating ratio of 100.2%
●	Net loss of $0.01 million
●	Diluted loss per share of $0.00

Tontitown, Arkansas, May 1, 2026...... PAMT CORP (NASDAQ: PAMT) (“we” or the “Company”) today reported consolidated net loss of $0.01 million, or diluted and basic loss per share of $0.00, for the quarter ended March 31, 2026. The operating results for the first quarter of 2026 include the impact of a one-time $12.7 million gain on the sale of certain real property located in Laredo, Texas. The gain resulted in approximately $3.0 million of income tax expense, for a net after-tax benefit of approximately $9.7 million during the quarter. These results compare to a consolidated net loss of $8.1 million, or diluted and basic loss per share of $0.37, for the quarter ended March 31, 2025.

Consolidated operating revenues decreased 8.7% to $141.9 million for the first quarter of 2026 compared to $155.3 million for the first quarter of 2025.

Liquidity, Capitalization, and Cash Flow

As of March 31, 2026, we had an aggregate of $141.1 million of cash, marketable equity securities, and available liquidity under our line of credit and $210.4 million of stockholders’ equity. Outstanding debt was $320.7 million as of March 31, 2026, which represents a $13.2 million decrease from December 31, 2025. During the first three months of 2026, we used $2.7 million in operating cash flow.

Share Repurchases

The Company also announced that it intends to more actively implement share repurchases during the second quarter of 2026 under the Company’s existing stock repurchase authorization. The specific timing and amount of the repurchases will depend upon prevailing market conditions, cash flows, securities law limitations and other factors. Repurchases, if any, under the program will be made at the discretion of management and will be made using the Company’s existing liquidity and free cash flow. Repurchases may be made in the open market, through Rule 10b5-1 programs, block trades or in privately negotiated transactions, including with related parties. The Company’s stock repurchase program was most recently extended and expanded in July 2023, when the Board of Directors reauthorized the Company’s purchase of up to 500,000 shares of its common stock. As of March 31, 2026, 472,845 shares remained available for repurchase under the stock repurchase program. The repurchase program has no stated expiration date but may be suspended or discontinued in the Company’s discretion at any time without prior notice.

About PAMT CORP

PAMT CORP is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of recent or future labor or international trade disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment; the price and availability of new equipment consistent with anticipated acquisitions and replacement plans; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors, including reductions in rates resulting from competitive bidding; our ability to develop, implement and govern suitable information technology systems and prevent failures in or breaches, disruptions or unauthorized use of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; the impacts of ongoing or future military conflicts and other major domestic or international events; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

PAMT CORP and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter ended March 31,
	2026	2025
	(in thousands, except per share amounts)

Revenue, before fuel surcharge	$122,662	$136,701
Fuel surcharge	19,218	18,641
Operating revenue	141,880	155,342

Operating expenses and costs:
Salaries, wages and benefits	39,082	40,814
Operating supplies and expenses	30,546	31,385
Rent and purchased transportation	56,604	62,973
Depreciation	19,244	22,595
Insurance and claims	5,208	4,781
Other	6,613	4,999
Gain on disposition of assets (1)	(15,146)	(3,014)
Total operating expenses and costs	142,151	164,533

Operating loss	(271)	(9,191)

Interest expense	(4,536)	(4,042)
Non-operating income	4,797	2,486

Loss before income taxes	(10)	(10,747)
Income tax expense benefit (2)	(2)	(2,605)

Net loss	$(8)	$(8,142)

Diluted loss per share	$(0.00)	$(0.37)

Average shares outstanding – Diluted	20,936	21,787

	Quarter ended March 31,
Truckload Operations	2026	2025
Total miles (in thousands) (3)	40,703	41,217
Operating ratio (4)	103.0%	110.9%
Empty miles factor (3)	7.9%	9.0%
Revenue per total mile, before fuel surcharge (3)	$1.90	$2.04
Total loads	85,541	94,644
Revenue per truck per work day	$620	$673
Revenue per truck per week	$3,100	$3,363
Average company-driver trucks	1,551	1,667
Average owner operator trucks	453	514

Logistics Operations
Total revenue (in thousands)	$44,405	$44,272
Operating ratio	95.4%	98.0%

PAMT CORP and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2026	2025
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$40,525	$35,234
Trade accounts receivable, net	79,802	66,882
Other receivables	7,113	6,757
Inventories	2,561	2,332
Prepaid expenses and deposits	8,591	9,807
Marketable equity securities	40,756	48,488
Income taxes refundable	1,643	1,732
Total current assets	180,991	171,232

Property and equipment	759,996	792,391
Less: accumulated depreciation	269,633	275,554
Total property and equipment, net	490,363	516,837

Other non-current assets	9,671	9,843
Total assets	$681,025	$697,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,981	$32,752
Accrued expenses and other liabilities	42,424	41,078
Current portion of long-term debt	68,675	65,542
Total current liabilities	139,080	139,372

Long-term debt, net of current portion	251,976	268,327
Deferred income taxes	73,686	73,689
Other long-term liabilities	5,857	6,040
Total liabilities	470,599	487,428

STOCKHOLDERS’ EQUITY
Common stock	224	224
Additional paid-in capital	41,643	41,682
Treasury stock, at cost	(28,935)	(28,924)
Retained earnings	197,494	197,502
Total stockholders’ equity	210,426	210,484
Total liabilities and stockholders’ equity	$681,025	$697,912

1)	Includes a one-time $12.7 million gain on the sale of certain real property in Laredo, Texas.
2)	Includes approximately $3.0 million of income tax expense related to the gain described in Note (1).
3)	Excludes miles driven by third party power only carriers.
4)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We use revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period. In addition, for the quarter ended March 31, 2026, the Truckload Operations operating ratio includes the effect of a one-time $12.7 million pre-tax gain on the sale of certain real property in Laredo, Texas, which reduced total operating expenses in the above Key Financial and Operating Statistics.

FROM: PAMT CORP

P.O. BOX 188

Tontitown, AR 72770

Daniel C. Kleine

(479) 361-9111